Exhibit 5.1

MITEL NETWORKS CORPORATION
350 Legget Drive
Kanata, Ontario
Canada K2K 2W7
Telephone: (613) 592-2122
Fax: (613) 592-4784

November 26, 2007
Mitel Networks Corporation
350 Legget Drive
Ottawa, Ontario
Canada K2K 2W7
Dear Sirs:
     Re: Mitel Networks Corporation Employee Stock Option Plan — Registration Statement on Form S-8
     This opinion letter is being provided in connection with the issue and sale of up to 15,000,000 Common Shares, without nominal or par value, of Mitel Networks Corporation (the “Offered Shares”), pursuant to a Registration Statement on Form S-8 relating to the 2007 U.S. Employee Stock Purchase Plan of Mitel Networks Corporation to be filed with the United States Securities and Exchange Commission on or about November 26, 2007 (the “Registration Statement”).
     I am an attorney duly qualified and licensed to practice law in the Province of Ontario, Canada and General Counsel of Mitel Networks Corporation, a corporation organized under the federal laws of Canada. In connection with this opinion, I have examined, among other things, copies of the Registration Statement and such corporate and other records, certificates and documents, and such questions of law, as I consider necessary or appropriate for the purposes of this opinion.
     The opinions expressed herein are limited in all respects to the laws of the Province of Ontario and the federal laws of Canada applicable therein.
     Based upon the foregoing, I am of the opinion that the Offered Shares have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable Common Shares in the capital of the Company.
     I consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to my name under the caption “Interests of Named Experts and Counsel” in the Registration Statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933 or the Rules and Regulations of the United States Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Gregory J. Hiscock
Gregory J. Hiscock